UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

March 5, 2012

RAYONIER INC.

COMMISSION FILE NUMBER 1-6780

Incorporated in the State of North Carolina

I.R.S. Employer Identification Number 13-2607329

1301 Riverplace Boulevard, Jacksonville, Florida 32207

(Principal Executive Office)

Telephone Number: (904) 357-9100

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

RAYONIER INC.

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

As previously reported, on February 29, 2012, Rayonier Inc. (the “Company” or the “Issuer”) and certain of its subsidiaries named therein (the “Guarantors”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein (the “Underwriters”), to sell an aggregate of $325.0 million principal amount of the Company’s 3.750% Senior Notes due 2022 (the “Notes”) to the Underwriters (the “Offering”).

On March 5, 2012, the Notes were issued under (1) an indenture for senior debt securities (the “Base Indenture”) between the Issuer and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), and (2) a first supplemental indenture among the Issuer, the Guarantors and the Trustee (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

The Notes bear interest at a rate of 3.750% per year, payable semiannually on April 1 and October 1 of each year, beginning on October 1, 2012. The Notes will mature on April 1, 2022.

The Notes are the Issuer’s unsecured and unsubordinated indebtedness and rank equally with all of the Issuer’s other unsecured and unsubordinated indebtedness from time to time outstanding.

The Notes initially are fully, unconditionally and jointly and severally guaranteed on a senior unsecured basis by the Issuer’s subsidiaries named in the Indenture as guarantors. In the future, the subsidiary guarantees may be released or terminated under certain circumstances. The guarantees are the unsecured and unsubordinated obligations of each subsidiary guarantor and rank equally with each subsidiary guarantor’s current and future unsecured and unsubordinated indebtedness. The Notes and the guarantees effectively rank junior to any of the Issuer’s and the subsidiary guarantors’ current and future secured indebtedness to the extent of the value of the assets securing such indebtedness. The Notes are not guaranteed by all of the Issuer’s subsidiaries and are therefore effectively subordinated to all existing and future liabilities of the Issuer’s subsidiaries that are not guaranteeing the Notes (excluding any amounts owed by such subsidiaries to the Issuer).

The Indenture, among other things, contains covenants that will limit the Issuer’s ability to:

•	incur secured indebtedness;

•	enter into certain sale and leaseback transactions; and

•	enter into certain mergers, consolidations and transfers of substantially all of our assets.

These covenants are subject to important limitations and exceptions that are described in the Indenture.

The Notes are redeemable at the Issuer’s option, in whole or in part, at any time prior to January 1, 2022 at a redemption price equal to the greater of (i) 100% of principal amount and (ii) discounted present value at the Treasury Rate (as defined in the Indenture) plus 30 basis points, plus accrued and unpaid interest, if any. The Notes are redeemable at the Issuer’s option, in whole or in part, at any time on or after January 1, 2022 at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to the date of redemption.

Upon the occurrence of a Change of Control Triggering Event (which is defined in the Indenture and includes both a Change of Control (as defined in the Indenture) and a ratings downgrade to below investment grade by each rating agency) with respect to the Notes, the Issuer will be required to make an offer to repurchase the Notes at 101% of their principal amount plus accrued and unpaid interest, if any, accrued to, but not including, the repurchase date, unless the Notes have already been called for redemption. The definition of the term “Change of Control Triggering Event” contained in the Indenture is limited and does not cover a variety of transactions (such as certain acquisitions, recapitalizations or “going private” transactions).

Copies of the Base Indenture and the First Supplemental Indenture are attached hereto as Exhibit 4.1 and Exhibit 4.2 and are incorporated herein by reference and are hereby filed. The form of Note issued pursuant to the First Supplemental Indenture is included as Exhibit A to the First Supplemental Indenture and incorporated herein by reference. The description of the Indenture in this Form 8-K is a summary and is qualified in its entirety by the terms of the Indenture.

ITEM 2.03.	CREATION OF DIRECT FINANCIAL OBLIGATION OR OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On March 5, 2012, the Issuer issued $325.0 million aggregate principal amount of the Notes in an underwritten public offering. The Notes are governed by the Indenture and initially are fully, unconditionally and jointly and severally guaranteed on a senior unsecured basis by the Issuer’s subsidiaries named in the Indenture as guarantors.

Additional terms and conditions are contained in Item 1.01 to this Form 8-K and are incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

4.1	Indenture, dated March 5, 2012, between Rayonier Inc., as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2	First Supplemental Indenture relating to the 3.750% Senior Notes due 2022, dated March 5, 2012, among Rayonier Inc., as issuer, the subsidiary guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.3	Form of Note for 3.750% Senior Notes due 2022 (contained in Exhibit A to Exhibit 4.2).

5.1	Opinion of Alston & Bird LLP as to the validity of the 3.750% Senior Notes due 2022.

5.2	Opinion of Vinson & Elkins L.L.P. as to the validity of the Guarantees of the 3.750% Senior Notes due 2022.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of l934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYONIER INC. (Registrant)

BY:	/s/ Carl E. Kraus
Carl E. Kraus
Senior Vice President, Finance

March 5, 2012

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION	LOCATION

4.1	Indenture, dated March 5, 2012, between Rayonier Inc., as issuer, and The Bank of New York Mellon Trust Company, N.A., as trustee.	Filed herewith

4.2	First Supplemental Indenture relating to the 3.750% Senior Notes due 2022, dated March 5, 2012, among Rayonier Inc., as issuer, the subsidiary guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee.	Filed herewith

4.3	Form of Note for 3.750% Senior Notes due 2022 (contained in Exhibit A to Exhibit 4.2).	Filed herewith

5.1	Opinion of Alston & Bird LLP as to the validity of the 3.750% Senior Notes due 2022.	Filed herewith

5.2	Opinion of Vinson & Elkins L.L.P. as to the validity of the Guarantees of the 3.750% Senior Notes due 2022.	Filed herewith